Exhibit 99.1
August 23, 2017
For 6:00 am ET Release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Tiffany Mason	Colleen Penhall
	704-758-2033	704-758-2958
	tiffany.l.mason@lowes.com	colleen.b.penhall@lowes.com
LOWE’S REPORTS SECOND QUARTER SALES AND EARNINGS RESULTS
-- Diluted Earnings Per Share of $1.68 --
-- Adjusted Diluted Earnings Per Share1 of $1.57 --
MOORESVILLE, N.C. – Lowe’s Companies, Inc. (NYSE: LOW) today reported net earnings of $1.4 billion and diluted earnings per share of $1.68 for the quarter ended August 4, 2017, compared to net earnings of $1.2 billion and diluted earnings per share of $1.31 in the second quarter of 2016.
The second quarter results included a $96 million gain from the sale of the company’s interest in its Australian joint venture. Excluding the gain, adjusted diluted earnings per share1 increased 14.6 percent to $1.57 from adjusted diluted earnings per share1of $1.37 in the second quarter of 2016.
For the six months ended August 4, 2017, net earnings were $2.0 billion and diluted earnings per share were $2.37 compared to net earnings of $2.1 billion and diluted earnings per share of $2.29 in the same period a year ago. Excluding the gain from the joint venture described above and the loss on extinguishment of debt in the first quarter of 2017, adjusted diluted earnings per share1 increased 15.6 percent to $2.59 from adjusted diluted earnings per share1 of $2.24 in the same period a year ago.
Sales for the second quarter increased 6.8 percent to $19.5 billion from $18.3 billion in the second quarter of 2016, and comparable sales increased 4.5 percent. For the six month period, sales increased 8.5 percent to $36.4 billion over the same period a year ago, and comparable sales increased 3.3 percent. Comparable sales for the U.S. home improvement business increased 4.6 percent for the second quarter and 3.4 percent for the six-month period.
“We are pleased with our improved comparable sales performance relative to last quarter, and the strong momentum we built throughout the second quarter culminating in a 7.9% comparable sales increase for the month of July,” commented Robert A. Niblock, Lowe’s chairman, president and CEO. “I would like to thank our employees for their passion and commitment to serving customers.
“While our results were below our expectations in the first half of this year, the team remains focused on making the necessary investments to improve the customer experience and drive sales. This includes amplifying our consumer messaging and incremental customer-facing hours in our stores which will put pressure on our operating margin. We believe this is the right strategy to more fully capitalize on strong traffic trends in what we believe is a supportive macroeconomic backdrop for home improvement,” Niblock added.
Delivering on its commitment to return excess cash to shareholders, the company repurchased $1.25 billion of stock under its share repurchase program and paid $299 million in dividends in the second quarter.
As of August 4, 2017, Lowe’s operated 2,141 home improvement and hardware stores in the United States, Canada and Mexico representing 214.1 million square feet of retail selling space.
A conference call to discuss second quarter 2017 operating results is scheduled for today (Wednesday, August 23) at 9:00 am ET. The conference call will be available by webcast and can be accessed by visiting Lowe’s website at www.Lowes.com/investor and clicking on Lowe’s Second Quarter 2017 Earnings Conference Call Webcast. Supplemental slides will be available 15 minutes prior to the start of the conference call. A replay of the call will be archived on Lowes.com/investor until November 20, 2017.

[1]
Adjusted diluted earnings per share is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Measures Reconciliation” section of this release for additional information as well as reconciliations between the Company’s GAAP and non-GAAP financial results.

Lowe’s Business Outlook
Fiscal Year 2017 -- a 52-week Year (comparisons to fiscal year 2016 -- a 53-week year; based on U.S. GAAP)

•	Total sales are expected to increase approximately 5 percent

•	Comparable sales are expected to increase approximately 3.5 percent

•	The company expects to add approximately 25 home improvement and hardware stores.

•	Operating income as a percentage of sales (operating margin) is expected to increase 80 to 100 basis points. [2]

•	The effective income tax rate is expected to be 36.9%.

•
Diluted earnings per share of $4.20 to $4.30 are expected for the fiscal year ending February 2, 2018; reflective of the loss on extinguishment of debt and the gain from the sale of the company’s interest in its Australian joint venture.

[2]
Includes the 12 basis points benefit of the net gain on the settlement of the foreign currency hedge entered into in advance of the company’s acquisition of RONA (1Q 2016 and 2Q 2016), the 44 basis points impact of the non-cash charge associated with the joint venture with Woolworths in Australia (3Q 2016), the 15 basis points impact of project write-offs that were a part of the ongoing review of the company’s strategic initiatives (3Q 2016), the 12 basis points impact of goodwill and long-lived asset impairment charges associated with the company’s Orchard Supply Hardware operations (3Q 2016), as well as the 13 basis points impact of severance-related costs associated with the company’s productivity efforts (4Q 2016).

Disclosure Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believe”, “expect”, “anticipate”, “plan”, “desire”, “project”, “estimate”, “intend”, “will”, “should”, “could”, “would”, “may”, “strategy”, “potential”, “opportunity” and similar expressions are forward-looking statements. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements about future financial and operating results, Lowe’s plans, objectives, business outlook, priorities, expectations and intentions, expectations for sales growth, comparable sales, earnings and performance, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for services, share repurchases, Lowe’s strategic initiatives, including those relating to acquisitions by Lowe’s and the expected impact of such transactions on our strategic and operational plans and financial results, and any statement of an assumption underlying any of the foregoing and other statements that are not historical facts.  Although we believe that the expectations, opinions, projections and comments reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and we can give no assurance that such statements will prove to be correct. Actual results may differ materially from those expressed or implied in such statements.

A wide variety of potential risks, uncertainties and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, changes in general economic conditions, such as the rate of unemployment, interest rate and currency fluctuations, fuel and other energy costs, slower growth in personal income, changes in consumer spending, changes in the rate of housing turnover, the availability of consumer credit and of mortgage financing, inflation or deflation of commodity prices, and other factors that can negatively affect our customers, as well as our ability to: (i) respond to adverse trends in the housing industry, a reduced rate of growth in household formation, and slower rates of growth in housing renovation and repair activity, as well as uneven recovery in commercial building activity; (ii) secure, develop, and otherwise implement new technologies and processes necessary to realize the benefits of our strategic initiatives focused on omni-channel sales and marketing presence and enhance our efficiency; (iii) attract, train, and retain highly-qualified associates; (iv) manage our business effectively as we adapt our operating model to meet the changing expectations of our customers; (v) maintain, improve, upgrade and protect our critical information systems from data security breaches, ransomware and other cyber threats; (vi) respond to fluctuations in the prices and availability of services, supplies, and products; (vii) respond to the growth and impact of competition; (viii) address changes in existing or new laws or regulations that affect consumer credit, employment/labor, trade, product safety, transportation/logistics, energy costs, health care, tax or environmental issues; (ix) positively and effectively manage our public image and reputation and respond appropriately to unanticipated failures to maintain a high level of product and service quality that could result in a negative impact on customer confidence and adversely affect sales; and (x) effectively manage our relationships with selected suppliers of brand name products and key vendors and service providers, including third party installers. In addition, we could experience impairment losses if either the actual results of our operating stores are not consistent with the assumptions and judgments we have made in estimating future cash flows and determining asset fair values, or we are required to reduce the carrying amount of our investment in certain unconsolidated entities. With respect to acquisitions, potential risks include the effect of such transactions on Lowe’s and the target company’s strategic relationships, operating results and businesses generally; our ability to integrate personnel, labor models, financial, IT and others systems successfully; disruption of our ongoing business and distraction of management; hiring additional management and other critical personnel; increasing the scope, geographic diversity and complexity of our operations; significant integration costs or unknown liabilities; and failure to realize the expected benefits of the transaction. For more information about these and other risks and uncertainties that we are exposed to, you should read the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” included in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and the description of material changes thereto, if any, included in our Quarterly Reports on Form 10-Q or subsequent filings with the SEC.

The forward-looking statements contained in this news release are expressly qualified in their entirety by the foregoing cautionary statements. The foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. All such forward-looking statements are based upon data available as of the date of this release or other specified date and speak only as of such date. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf about any of the matters covered in this release are qualified by these cautionary statements and in the “Risk Factors” included in our most recent Annual Report on Form 10-K and the description of material changes thereto, if any, included in our Quarterly Reports on Form 10-Q or subsequent filings with the SEC. We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, change in circumstances, future events or otherwise, except as may be required by law.

Lowe’s Companies, Inc.
Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 50 home improvement company serving more than 17 million customers a week in the United States, Canada and Mexico. With fiscal year 2016 sales of $65.0 billion, Lowe’s and its related businesses operate or service more than 2,370 home improvement and hardware stores and employ over 290,000 people. Founded in 1946 and based in Mooresville, N.C., Lowe’s supports the communities it serves through programs that focus on K-12 public education and community improvement projects. For more information, visit Lowes.com.

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Lowe’s Companies, Inc.
Consolidated Statements of Current and Retained Earnings (Unaudited)
In Millions, Except Per Share and Percentage Data

	Three Months Ended				Six Months Ended
	August 4, 2017		July 29, 2016		August 4, 2017		July 29, 2016
Current Earnings	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net sales	$19,495	100.00	$18,260	100.00	$36,355	100.00	$33,494	100.00
Cost of sales	12,825	65.79	11,972	65.56	23,885	65.70	21,868	65.29
Gross margin	6,670	34.21	6,288	34.44	12,470	34.30	11,626	34.71
Expenses:
Selling, general and administrative	3,931	20.16	3,866	21.17	7,807	21.47	7,257	21.67
Depreciation and amortization	357	1.83	371	2.03	722	1.99	731	2.18
Operating income	2,382	12.22	2,051	11.24	3,941	10.84	3,638	10.86
Interest - net	159	0.81	166	0.91	319	0.87	323	0.96
Loss on extinguishment of debt	—	—	—	—	464	1.28	—	—
Pre-tax earnings	2,223	11.41	1,885	10.33	3,158	8.69	3,315	9.90
Income tax provision	804	4.13	718	3.94	1,137	3.13	1,264	3.78
Net earnings	$1,419	7.28	$1,167	6.39	$2,021	5.56	$2,051	6.12

Weighted average common shares outstanding - basic	841		883		849		890
Basic earnings per common share (1)	$1.68		$1.32		$2.37		$2.29
Weighted average common shares outstanding - diluted	842		885		850		892
Diluted earnings per common share (1)	$1.68		$1.31		$2.37		$2.29
Cash dividends per share	$0.41		$0.35		$0.76		$0.63

Retained Earnings
Balance at beginning of period	$5,346		$7,074		$6,241		$7,593
Net earnings	1,419		1,167		2,021		2,051
Cash dividends declared	(344)		(309)		(643)		(560)
Share repurchases	(1,168)		(1,093)		(2,366)		(2,245)
Balance at end of period	$5,253		$6,839		$5,253		$6,839

(1)
Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net earnings by the earnings allocable to participating securities. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $1,413 million for the three months ended August 4, 2017 and $1,162 million for the three months ended July 29, 2016. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $2,013 million for the six months ended August 4, 2017 and $2,043 million for the six months ended July 29, 2016.

Lowe’s Companies, Inc.
Consolidated Statements of Comprehensive Income (Unaudited)
In Millions, Except Percentage Data

	Three Months Ended				Six Months Ended
	August 4, 2017		July 29, 2016		August 4, 2017		July 29, 2016
	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net earnings	$1,419	7.28	$1,167	6.39	$2,021	5.56	$2,051	6.12
Foreign currency translation adjustments - net of tax	106	0.54	(56)	(0.30)	105	0.29	27	0.09
Other comprehensive income/(loss)	106	0.54	(56)	(0.30)	105	0.29	27	0.09
Comprehensive income	$1,525	7.82	$1,111	6.09	$2,126	5.85	$2,078	6.21

Lowe’s Companies, Inc.
Consolidated Balance Sheets
In Millions, Except Par Value Data

		(Unaudited)	(Unaudited)
		August 4, 2017	July 29, 2016	February 3, 2017
Assets
Current assets:
Cash and cash equivalents		$1,696	$1,988	$558
Short-term investments		119	168	100
Merchandise inventory - net		11,407	10,604	10,458
Other current assets		811	591	884
Total current assets		14,033	13,351	12,000
Property, less accumulated depreciation		19,762	20,274	19,949
Long-term investments		360	604	366
Deferred income taxes - net		328	250	222
Goodwill		1,255	1,074	1,082
Other assets		930	918	789
Total assets		$36,668	$36,471	$34,408

Liabilities and equity
Current liabilities:
Short-term borrowings		$—	$—	$510
Current maturities of long-term debt		296	1,193	795
Accounts payable		8,649	7,696	6,651
Accrued compensation and employee benefits		665	750	790
Deferred revenue		1,450	1,285	1,253
Other current liabilities		2,565	2,259	1,975
Total current liabilities		13,625	13,183	11,974
Long-term debt, excluding current maturities		15,788	14,618	14,394
Deferred revenue - extended protection plans		790	744	763
Other liabilities		929	904	843
Total liabilities		31,132	29,449	27,974

Equity:
Preferred stock - $5 par value, none issued		—	—	—
Common stock - $0.50 par value;
Shares issued and outstanding
August 4, 2017	837
July 29, 2016	881
February 3, 2017	866	419	440	433
Capital in excess of par value		—	—	—
Retained earnings		5,253	6,839	6,241
Accumulated other comprehensive loss		(136)	(366)	(240)
Total Lowe’s Companies, Inc. shareholders’ equity		5,536	6,913	6,434
Noncontrolling interest		—	109	—
Total equity		5,536	7,022	6,434
Total liabilities and equity		$36,668	$36,471	$34,408

Lowe’s Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Six Months Ended
	August 4, 2017	July 29, 2016
Cash flows from operating activities:
Net earnings	$2,021	$2,051
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	768	778
Deferred income taxes	(87)	(25)
(Gain) Loss on property and other assets - net	13	(51)
Loss on extinguishment of debt	464	—
(Gain) Loss on cost method and equity method investments	(87)	5
Share-based payment expense	55	49
Changes in operating assets and liabilities:
Merchandise inventory - net	(850)	(310)
Other operating assets	166	84
Accounts payable	2,031	1,723
Other operating liabilities	580	324
Net cash provided by operating activities	5,074	4,628

Cash flows from investing activities:
Purchases of investments	(624)	(675)
Proceeds from sale/maturity of investments	789	431
Capital expenditures	(476)	(490)
Proceeds from sale of property and other long-term assets	10	17
Purchases of derivative instruments	—	(103)
Proceeds from settlement of derivative instruments	—	179
Acquisition of business - net	(505)	(2,284)
Other - net	10	(9)
Net cash used in investing activities	(796)	(2,934)

Cash flows from financing activities:
Net change in short-term borrowings	(511)	(44)
Net proceeds from issuance of long-term debt	2,968	3,267
Repayment of long-term debt	(2,574)	(495)
Proceeds from issuance of common stock under share-based payment plans	80	82
Cash dividend payments	(603)	(506)
Repurchase of common stock	(2,503)	(2,454)
Other - net	(9)	40
Net cash used in financing activities	(3,152)	(110)

Effect of exchange rate changes on cash	12	(1)

Net increase in cash and cash equivalents	1,138	1,583
Cash and cash equivalents, beginning of period	558	405
Cash and cash equivalents, end of period	$1,696	$1,988

Lowe’s Companies, Inc.
Non-GAAP Financial Measures Reconciliation (Unaudited)

To provide additional transparency, the company has presented the non-GAAP financial measure of adjusted earnings per share to exclude the impact of certain discrete items, as further described below, not contemplated in Lowe’s original Business Outlooks for 2017 and 2016 to assist the user in understanding performance relative to that Business Outlook. The company believes this non-GAAP financial measure provides useful insight for analysts and investors in evaluating what management considers the company’s operational performance.

In the second quarter of 2016, the company settled its foreign currency hedge entered into in advance of the RONA acquisition and recorded an $84 million loss. The net impact of the foreign currency hedge on the six months ended July 29, 2016 was a net realized gain of $76 million.

In the first quarter of 2017, the company recognized a $464 million loss on extinguishment of debt in connection with a $1.6 billion cash tender offer.

In the second quarter of 2017, the company recognized a $96 million gain from the sale of the company’s interest in its Australian joint venture.

Adjusted diluted earnings per share should not be considered an alternative to, or more meaningful indicator of, the company’s diluted earnings per share as prepared in accordance with GAAP. The company’s methods of determining this non-GAAP financial measure may differ from the method used by other companies for this or similar non-GAAP financial measures. Accordingly, this non-GAAP measure may not be comparable to the measures used by other companies.

Detailed reconciliations between the company’s GAAP and non-GAAP financial results are shown below and available on the company’s website at www.lowes.com/investor.

	Three Months Ended
	(Unaudited)			(Unaudited)
	August 4, 2017			July 29, 2016
(millions, except per share data)	Pre-Tax Earnings	Tax	Net Earnings	Pre-Tax Earnings	Tax	Net Earnings
Diluted earnings per share, as reported			$1.68			$1.31
Non-GAAP Adjustments
Gain on sale of interest in Australian joint venture	(0.11)	—	(0.11)	—	—	—
Loss on foreign currency hedge	—	—	—	0.09	(0.03)	0.06
Adjusted diluted earnings per share			$1.57			$1.37

	Six Months Ended
	(Unaudited)			(Unaudited)
	August 4, 2017			July 29, 2016
(millions, except per share data)	Pre-Tax Earnings	Tax	Net Earnings	Pre-Tax Earnings	Tax	Net Earnings
Diluted earnings per share, as reported			$2.37			$2.29
Non-GAAP Adjustments
Gain on sale of interest in Australian joint venture	(0.11)	—	(0.11)	—	—	—
Loss on extinguishment of debt	0.54	(0.21)	0.33	—	—	—
Gain on foreign currency hedge	—	—	—	(0.08)	0.03	(0.05)
Adjusted diluted earnings per share			$2.59			$2.24